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                                                                Exhibit 99.14(a)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated February 6, 2003, relating to the financial statements and financial highlights, which appears in the December 31, 2002 Annual Report to Shareholders of the Janus Aspen Capital Appreciation Portfolio (one of the portfolios constituting Janus Aspen Series), which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Additional Information" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


Denver, Colorado
December 22, 2003